Exhibit 99.1

Aptera Motors Reports Third Quarter and First Nine Months 2026 Financial Results

November 13, 2026

●	Reports Q3 2026 GAAP Net Loss of $14.0 Million and First Nine Months 2026 GAAP Net Loss of $35.0 Million
●	Reports Q3 2026 Adjusted Net Loss of $10.2 Million and First Nine Months 2026 Adjusted Net Loss of $23.5 Million (Non-GAAP)
●	Ended Quarter with $9.2 Million in Cash and Cash Equivalents; Raised Approximately $6.0 Million in Gross Proceeds During the Quarter in a Warrant Inducement Transaction
●	Issued Purchase Orders for Bodies and Chassis for Initial Production Vehicles and Entered into a Strategic Partnership Agreement with Shanghai Launch Automotive Technology
●	Raised Approximately $23.1 Million in Gross Proceeds in the First Nine Months of 2026 Through a Public Offering and Warrant Inducements and Exercises, Plus Approximately $2.3 Million in Net Proceeds Under the Equity Line of Credit

CARLSBAD, Calif., November 13, 2026 (GLOBE NEWSWIRE) — Aptera Motors Corp. (NASDAQ: SEV) (“Aptera” or the “Company”), a solar mobility company advancing ultra-efficient transportation, today reported its financial results for the third quarter and nine months ended September 30, 2026.

“In the third quarter we started the process of procuring parts for our first production vehicles. We also entered into a strategic partnership with Launch to support manufacturing and contract engineering, which we believe has helped lower our estimated capital needs to reach start of production and, most importantly, the capital we estimate is required to reach a production rate at which we believe we could fund ongoing operations from vehicle sales. Research and development spending more than doubled from the prior-year quarter as we directed our resources to vehicle validation and production readiness,” said Chris Anthony, Co-CEO of Aptera.

Third Quarter and First Nine Months 2026 Financial Highlights

(In thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net loss	$(13,968)	$(5,489)	$(35,046)	$(28,427)
Adjusted net loss (Non-GAAP)*	$(10,171)	$(3,013)	$(23,547)	$(10,165)

GAAP net loss per share, basic and diluted	$(0.35)	$(0.23)	$(0.96)	$(1.21)
Adjusted net loss per share, basic and diluted (Non-GAAP)*	$(0.25)	$(0.13)	$(0.65)	$(0.43)

Key Financial Data:
Operating expenses	$13,650	$7,942	$35,146	$33,009
Other income (expense), net	$(318)	$2,453	$100	$4,582

*See “Use of Non-GAAP Financial Measures” and reconciliation table below.

Business Update

During the third quarter of 2026, the Company announced a partnership with RepairPal to provide certified service for its customers nationwide, and TÜV Rheinland independently measured more than 4 kilowatt-hours of usable solar energy delivered to the vehicle’s battery on each of three test days. In August 2026, the Company ordered major parts for its initial production vehicles.

In August 2026, the Company entered into a Strategic Partnership Agreement with Shanghai Launch Automotive Technology Co., Ltd. (“Launch”), under which Launch will serve as a manufacturing and contract-engineering partner and perform manufacturing, engineering, tooling, testing, and related work. The agreement covers up to RMB 300 million in services, two-thirds payable in cash and one-third through warrants to purchase Class B Common Stock. The Company plans to begin building and delivering production vehicles as soon as practicable, subject to timely financing and regulatory approvals.

As of September 30, 2026, the Company had more than 49,000 reservations for its vehicle.

Liquidity

As of September 30, 2026, the Company had $9.2 million in cash and cash equivalents, including $4.1 million of refundable reservation fees collected from reservation holders.

During the first nine months of 2026, the Company raised approximately $23.1 million in gross proceeds through a public offering and warrant inducements and exercises, plus approximately $2.3 million in net proceeds under its equity line of credit. Since quarter end, the Company has raised approximately $6.0 million in gross proceeds through a registered direct offering and concurrent private placement, and approximately $0.6 million in net proceeds under its equity line of credit and at-the-market facility. The Company currently estimates it will need approximately $25 million to reach start of series production, including certain tooling and equipment, and approximately $65 million in total to reach a production rate of 500 vehicles per month, subject to obtaining timely financing on acceptable terms, supplier performance and regulatory approvals. The Company intends to use the net proceeds from the November 2026 registered direct offering toward these requirements.

The Company’s existing cash is not sufficient to fund its operations for the next twelve months, and substantial doubt about its ability to continue as a going concern has not been alleviated. Additional details regarding the Company’s going concern assessment are provided in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Use of Non-GAAP Financial Measures

This press release includes Adjusted Net Loss and Adjusted Net Loss Per Share, which are non-GAAP financial measures. We define Adjusted Net Loss as GAAP net loss, excluding (i) non-cash stock-based compensation expense and (ii) the litigation settlement charge related to the Company’s previously disclosed litigation with Zaptera USA, Inc., which was settled and dismissed with prejudice in April 2026. We believe that these non-GAAP measures, when viewed in conjunction with our GAAP results, provide a more complete understanding of our core operating performance and trends, as these adjustments remove non-cash expenses and a discrete, non-recurring charge related to the settlement of the Zaptera litigation.

These non-GAAP measures are presented in addition to, and not as a substitute for, GAAP results. Non-GAAP measures have material limitations and may not be comparable to similarly titled measures of other companies. We encourage investors to review these measures together with our GAAP results and the reconciliations provided.

(Unaudited) Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss

(In thousands, except share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP Net Loss	$(13,968)	$(5,489)	$(35,046)	$(28,427)
Add: stock-based compensation (G&A)	1,900	1,099	5,535	12,386
Add: stock-based compensation (R&D)	1,897	1,377	5,318	5,876
Add: Zaptera litigation settlement charge	—	—	646	—
Non-GAAP adjusted net loss	$(10,171)	$(3,013)	$(23,547)	$(10,165)

Weighted-Average Shares Outstanding	40,238,995	23,609,592	36,439,109	23,485,359

GAAP net loss per share, basic and diluted	$(0.35)	$(0.23)	$(0.96)	$(1.21)
Non-GAAP adjusted net loss per share, basic and diluted	$(0.25)	$(0.13)	$(0.65)	$(0.43)

About Aptera Motors Corp.

Aptera Motors Corp. (Nasdaq: SEV) is a solar mobility company driven by a mission to advance the future of efficient transportation. Its flagship vehicle is conceived to be a paradigm-shifting solar electric vehicle that leverages breakthroughs in aerodynamics, material science, and solar technology to pursue new levels of efficiency. As a public benefit corporation, Aptera is committed to building a sustainable business that positively impacts its stakeholders and the environment. Aptera is headquartered in Carlsbad, California. For more information, please visit www.aptera.us.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our plans and expectations for validation builds, the expansion of our validation fleet and testing program, timing of component deliveries, anticipated commencement of assembly, future production, manufacturing and assembly scale-up, our estimated capital requirements, our expected capital needs and financing plans, the potential exercise of outstanding warrants, our ability to access and utilize our equity line of credit and at-the-market program, the anticipated benefits of our Strategic Partnership Agreement with Launch, our path to low-volume production, the timing and scope of customer deliveries, and our overall business strategy and outlook. These forward-looking statements are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “plan,” “seek,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” “continue,” “advancing,” “scaling” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Aptera’s control. These risks include, among others, supply chain delays and disruptions; changes in trade policies, including tariffs; our ability to hire key personnel; the possibility that reservations may be cancelled or otherwise not result in binding purchase orders; the feasibility and timing of scaling our manufacturing processes; the availability and timing of required capital, and market conditions affecting financing; regulatory approvals and compliance, including compliance with Federal Motor Vehicle Safety Standards; our ability to continue as a going concern absent additional financing; our ability to access capital under our equity line of credit, our at-the-market offering program and other sources on acceptable terms and timing; our reliance on Launch, a manufacturing and contract-engineering partner located in the People’s Republic of China, and the related cross-border, regulatory and currency risks; dilution resulting from the issuance and exercise of warrants, including warrants issued to Launch; our dependence on successful validation builds and timely component deliveries to achieve any production milestones; the previously disclosed material weaknesses in our internal control over financial reporting and the timing and cost of remediation; the ongoing SEC investigation; and other risks described in our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent Aptera’s views as of the date of this press release. Aptera anticipates that subsequent events and developments will cause its views to change. Aptera undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing Aptera’s views as of any date subsequent to the date of this press release.

Contacts

Investor Relations:

Aptera Motors Corp.

ir@aptera.us

Media Contact:

media@aptera.us